State of Delaware

                        Office of the Secretary of State                  PAGE 1

                         ------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "INSTANT VIDEO TECHNOLOGIES, INC.," FILED IN THIS OFFICE ON THE SIXTH DAY OF NOVEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                     [GREAT SEAL OF THE STATE OF DELAWARE]




                                              /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State



2229021    8100                                   AUTHENTICATION: 9396533

981429552                                                  DATE: 11-10-98

       STATE OF DELAWARE
      SECRETARY OF STATE
   DIVISION OF CORPORATIONS
  FILED 09:00 AM 11/06/1998
     981429552 -- 2229021


                           CERTIFICATE OF ELIMINATION
                                       OF
                        INSTANT VIDEO TECHNOLOGIES, INC.
                OF SHARES DESIGNATED AS SERIES A PREFERRED STOCK,
    SERIES B-1, SERIES B-2, SERIES B-3, AND SERIES B-4 CONVERTIBLE PREFERRED
         STOCK, SERIES C PREFERRED STOCK, SERIES D CONVERTIBLE PREFERRED
                 STOCK AND SERIES E CONVERTIBLE PREFERRED STOCK

         Instant Video Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

FIRST: That the Certificate of Incorporation of this Corporation was filed in the office of the Seretary of State of Delaware on April 27, 1990; and Certificates of Designation, Statements Establishing the Series A Preferred Stock, Series B-1, Series B-2, Series B-3 and Series B-4 Convertible Preferred Stock, and Series C Preferred Stock, were each filed in said office of the Secretary of State on August 4, 1992; a Certificate of Designation, Statement Establishing the Series D Convertible Preferred Stock was filed with said Secretary of State on December 23, 1992; and a Certificate of Designation, Statement Establishing the Series E Convertible Preferred Stock was filed with said Secretary of State on February 17, 1995.

SECOND: That, effective as of October 26, 1998, the Board of Directors of this Corporation duly adopted resolutions authorizing and directing that each of the Series A Preferred Stock, the Series B-1, Series B-2, Series B-3, and Series B-4 Convertible Preferred Stock, the Series C Preferred Stock, the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock (collectively referred to herein as the "Series A-E Preferred Stock") be eliminated as set forth herein:

         RESOLVED, that no shares of the Series A-E Preferred Stock are currently outstanding and none will be issued subsequent to the date hereof.

         FURTHER RESOLVED, that a Certificate of Elimination of this Corporation of Shares Designated Series A-E Preferred Stock be executed, which shall have the effect when filed with the Secretary of State of Delaware of eliminating each of the Certificates of Designation, Statements Establishing the Series A-E Preferred Stock.

THIRD: That none of the authorized shares of the Series A-E Preferred Stock is currently outstanding and none will be issued subsequent to the date hereof.

FOURTH: That in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Certificates of Designation, Statements Establishing the Series A-E Preferred Stock are hereby eliminated.

         IN WITNESS WHEREOF, the undersigned Corporation has caused this Certificate of Elimination to be signed by Richard Lang, this Corporation's Chief Executive Officer and President, and duly attested by John Micek, III, this Corporation's Secretary, this 26 day of October, 1998.


                                      INSTANT VIDEO TECHNOLOGIES, INC.


                                            By: /s/ Richard Lang
                                                --------------------------------
                                                Richard Lang
                                                Chairman and Chief Executive
                                                Officer


ATTEST:


By: /s/ John J. Micek, III
    --------------------------------
    John J. Micek, III
    Secretary